UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2008
Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY NOTE

     On January 28, 2008, Harrah’s Entertainment, Inc. (“Harrah’s”) announced the completion of its merger (the “Merger”) with Hamlet Merger Inc., a Delaware corporation (“Merger Sub”). The Merger was completed pursuant to the Agreement and Plan of Merger, dated as of December 19, 2006 (the “Merger Agreement”), by and among Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), Merger Sub and Harrah’s. As a result of the Merger, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock (together, the “Non-Voting Stock”) of Harrah’s are owned by entities affiliated with Apollo Management, L.P. and TPG Capital, L.P. (collectively, the “Sponsors”) and certain co-investors and members of management and the issued and outstanding shares of voting common stock of Harrah’s are owned by Hamlet Holdings LLC, which is controlled by certain individuals affiliated with the Sponsors. Unless otherwise noted or indicated by the context, in this current report on Form 8-K, the terms “Harrah’s,” “Company,” “we,” “us,” and “our” refer to Harrah’s Entertainment, Inc.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

1.    Senior Secured Credit Facilities

      Overview

      On January 28, 2008, in connection with the Merger, Harrah’s Operating Company, Inc., a wholly owned subsidiary of the Company (“Harrah’s Operating”), entered into a credit agreement, and related security and other agreements, with Bank of America, N.A., as Administrative Agent and Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, and Citibank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and Bear Stearns Corporate Lending, Inc., as Co-Documentation Agents, that provides senior secured financing of $9,250 million (which may be increased by up to $1,750 million in certain circumstances), consisting of:

     (a) a $7,250 million in term loan facility maturing on January 28, 2015, consisting of three tranches, all of which was borrowed for the purpose of refinancing existing senior debt; and

     (b) a $2,000 million revolving credit facility available in dollars and certain alternative currencies maturing on January 28, 2014, none of which was borrowed as of January 28, 2008.

     Harrah’s Operating is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swingline loans.

     Interest Rate and Fees

     Borrowings under the senior secured credit facilities bear interest at a rate equal to, at the option of Harrah’s Operating, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (the “Eurocurrency Rate”) or (b) a base rate determined by reference to the higher of (i) the federal funds rate plus 0.50% and (ii) the prime rate of Bank of America in each case plus an applicable margin. The initial applicable margin for borrowings is (A) 3.00% with respect to Eurocurrency borrowings and 2.00% with respect to base rate borrowings under the revolving credit facility and the term loan facility and (B) 1.50% with respect to swingline loans. The applicable margins for borrowings under the senior credit facilities may be reduced if Harrah’s Operating and its subsidiaries on a consolidated basis attain certain leverage ratios.

     In addition to paying interest on outstanding principal under the senior secured credit facilities, Harrah’s Operating is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is initially 0.50% per annum and may be reduced if Harrah’s Operating and its subsidiaries on a consolidated basis attain certain leverage ratios. Harrah’s Operating is also required to pay letter of credit fees computed at a rate equal to 1/8 of 1% per annum of the dollar equivalent of the daily stated amount of the letter of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges.

     Prepayments

     The senior secured credit facilities require Harrah’s Operating to prepay outstanding term loans, subject to certain exceptions, with:

· 50% (which percentage will be reduced to 25% if Harrah’s Operating’s consolidated first lien net senior secured leverage ratio is 2.75x or less but greater than 2.50x and to 0% if Harrah’s Operating’s consolidated first lien net senior secured leverage ratio is 2.50x or less) of Harrah’s Operating’s annual excess cash flow, as defined;

· 100% (which percentage will be reduced to 0% if Harrah’s Operating’s consolidated first lien net senior secured leverage ratio is 2.50x or less) of the net cash proceeds of all nonordinary-course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that Harrah’s Operating may reinvest or commit to reinvest those proceeds in assets to be used in its business, or commit to make certain other permitted investments, within 15 months; and

     · 100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the senior secured credit facilities.

     The foregoing mandatory prepayments will be applied among the term loan facilities in a manner determined at the discretion of Harrah’s Operating and specified to the Administrative Agent. A prepayment premium may be applicable if any portion of tranche B-3 of the term loan facilities is prepaid before the third anniversary of the closing of the senior secured credit facilities.

     Harrah’s Operating may voluntarily repay outstanding loans under the senior secured credit facilities at any time, subject to certain prepayment premia that may be applicable to tranche B-2 and tranche B-3 of the term loan facilities under certain circumstances and customary “breakage” costs with respect to Eurocurrency rate loans.

     Amortization

     Harrah’s Operating is required to repay the loans under the term loan facilities in equal quarterly installments in aggregate annual amounts equal to 1.0% of the original principal amount of the term loan facilities, with the balance payable on January 28, 2015.

     Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, on January 28, 2014.

     Guarantees and Security

     All obligations under the senior secured credit facilities and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates are unconditionally guaranteed by the Company.

     All obligations under the senior secured credit facilities and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates are secured by the following assets of the Company, Harrah’s Operating and each of Harrah’s Operating’s existing and subsequently acquired or organized direct and indirect wholly owned domestic subsidiaries (the “Subsidiary Pledgors”), subject to permitted liens and other exceptions:

     (a) a first priority lien on the capital stock of Harrah’s Operating owned by the Company and the capital stock owned by Harrah’s Operating or by any Subsidiary Pledgor in each of their respective first tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries); and

     (b) a first priority lien on substantially all present and future assets of Harrah’s Operating and the Subsidiary Pledgors (subject to certain exceptions).

     Certain Covenants and Events of Default

     The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Harrah’s Operating and restricted subsidiaries of Harrah’s Operating to:

     · create liens;

     · make investments, loans or advances;

     · incur additional indebtedness;

     · engage in mergers or consolidations;

     · sell or transfer assets;

· pay dividends and distributions or repurchase its own capital stock;

· engage in certain transactions with affiliates;

· enter into agreements to limit the ability of any restricted subsidiary to make dividends or other distributions to Harrah’s Operating or certain other subsidiaries or the ability of Harrah’s Operating and its restricted subsidiaries to create liens on its property for the benefit of the lenders of the senior secured credit facilities;

· prepay certain indebtedness, subject to exceptions for repayments of certain existing retained indebtedness maturing prior to the term facility of the senior secured credit facilities, or to amend certain material agreements governing subordinated indebtedness;

     · use proceeds of the senior secured credit facilities for purposes other than those agreed in the credit agreement governing such senior secured credit facilities; and

     · engage in certain lines of business.

     In addition, the senior secured credit facilities require Harrah’s Operating to maintain a maximum consolidated first lien net senior secured leverage ratio not exceeding certain agreed levels starting with the fiscal quarter ending September 30, 2008. The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including without limitation, nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration to material indebtedness, bankruptcy, judgments, events under the Employee Retirement Income Security Act of 1974, as amended, license revocations, failure of any material guaranty or security document supporting the senior secured credit facilities to be in full force or effect, and upon a change of control (as defined in any of the documents governing the senior secured credit facilities, certain notes that Harrah’s Operating may thereafter issue or the senior unsecured interim facilities of Harrah’s Operating described elsewhere in this Form 8-K) the occurrence of which would allow the lenders of the senior secured credit facilities to accelerate all outstanding loans and terminate their commitments. Certain of these events of default allow for certain grace periods, materiality limitations and equity cure.

     Certain Relationships

     The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the senior secured credit facilities. In connection with the Merger, each of the joint bookrunners provided financial advisory services to, and received financial advisory fees from, the Sponsors and their affiliates. Affiliates of the joint bookrunners acted as lenders and joint bookrunners under the Interim Loan Agreement (as defined below) and participated in other financing aspects relating to the Merger (including, in the case of Citibank, N.A., as dealer managers for the tender offers for certain indebtedness of the Company and Harrah’s Operating in connection with the Merger).

2.  Senior Unsecured Interim Loan Agreement

     General

     On January 28, 2008, in connection with the Merger, Harrah’s Operating entered into a $6,775 million senior unsecured interim loan agreement with Citibank, N.A., as administrative agent, and the lenders party thereto (the “Interim Loan Agreement”) providing for:

     (a) $5,275 million of senior unsecured cash pay interim loans with an initial term of one year; and

     (b) $1,500 million of senior unsecured toggle interim loans with an initial term of one year.

     If any borrowings under the Interim Loan Agreement remain outstanding after the first anniversary (the “Rollover Date”) of the closing of the Interim Loan Agreement, the lenders of the senior unsecured cash pay interim loans and the lenders of the senior unsecured toggle interim loans will each have the option at any time and from time to time to exchange such senior unsecured cash pay interim loans for the senior unsecured cash pay notes (the “Senior Cash Pay Exchange Notes”) or such senior unsecured interim toggle loans for senior unsecured toggle notes (the “Senior Toggle Exchange Notes”), respectively, which Harrah’s Operating will issue under a senior unsecured notes indenture. On the Rollover Date, the maturity date of any senior unsecured cash pay interim loans that have not been exchanged for notes will automatically be extended to the eighth anniversary of the closing of the Interim Loan Agreement and the maturity date of any senior unsecured toggle interim loans that have not been exchanged for notes will automatically be extended to the tenth anniversary of the closing of the Interim Loan Agreement. The Senior Cash Pay Exchange Notes mature contemporaneously with the senior unsecured cash pay interim loans and the Senior Toggle Exchange Notes mature contemporaneously with the senior unsecured toggle interim loans. Holders of the notes described above will have registration rights.

     Interest Rates

     Subject to specific caps, borrowings under the Interim Loan Agreement for the first six-month period from the closing of the Interim Loan Agreement bear interest at a rate equal to the greater of (a) 9.25% and (b) either (i) a base rate (an “ABR”) plus a margin of 275 basis points or (ii) a Eurocurrency Rate plus a margin of 375 basis points. Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at the greater of (A) 9.25% and (B) the then-prevailing ABR or Eurocurrency Rate plus (1) the initial margin plus (2) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the senior unsecured interim loans are outstanding. Interest on the senior unsecured toggle interim loans and Senior Toggle Exchange Notes is payable in cash or, at the election of Harrah’s Operating, by the addition of such interest to outstanding principal (or the issuance of additional notes in the case of the Senior Toggle

Exchange Notes). Any interest paid on the senior unsecured toggle interim loans or Senior Toggle Exchange Notes in the form of additional principal or notes will be increased by 75 basis points. If issued, the interest rate on the senior unsecured exchange notes will be fixed at the then-existing interest rate borne by the senior interim loans for which such notes were exchanged.

     Prepayments and Redemptions

     Until the Rollover Date, Harrah’s Operating is required to prepay outstanding senior unsecured interim loans with the net proceeds of refinancing debt, including from an offering of senior cash pay notes and/or senior toggle notes issued after the date hereof. Harrah’s Operating is required to make an offer to repay loans under the Interim Loan Agreement and, following the Rollover Date, repurchase any senior unsecured exchange notes, with net proceeds from specified asset sales, subject to Harrah’s Operating’s obligations under its senior secured credit facilities described above and certain reinvestment rights. In addition, upon the occurrence of a change of control, after any payments required to repay the senior secured credit facilities described above, Harrah’s Operating is required to repay loans (prior to the Rollover Date) and, after the Rollover Date, make an offer to repay loans and, if issued, to repurchase the senior exchange notes. Harrah’s Operating may voluntarily repay outstanding loans under the Interim Loan Agreement, in whole or in part, at its option at any time upon three-business-days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of loans based on Eurocurrency interest rates, customary “breakage” costs with respect to such Eurocurrency loans.

     Any senior unsecured exchange notes will be callable at a specified premium at any time after February 1, 2012, in the case of Senior Cash Pay Exchange Notes and at any time after February 1, 2013, in the case of Senior Toggle Exchange Notes. Such senior unsecured exchange notes will also be subject to equity clawback and make-whole redemption provisions. In the case of any Senior Cash Pay Exchange Note, the premium will decline ratably on each yearly anniversary of February 1, 2012 to zero on February 1, 2014 and thereafter. In the case of any Senior Toggle Exchange Note, the premium will decline ratably on each yearly anniversary of February 1, 2013 to zero on February 1, 2016 and thereafter.

     Guarantees

     All obligations under the Interim Loan Agreement are and, if the senior unsecured exchange notes are issued, the indenture governing such notes will be, jointly and severally guaranteed on a senior basis by Harrah’s Entertainment and each of the direct or indirect wholly owned domestic subsidiaries of Harrah’s Operating that pledges its assets to secure obligations under the senior secured credit facilities described above.

     Certain Covenants and Events of Default

     The Interim Loan Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Harrah’s Operating and its restricted subsidiaries to, among other things:

    · incur additional debt or issue certain preferred shares;

     · pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

     · make certain investments;

     · sell certain assets;

     · create liens on certain assets to secure debt;

     · consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

     · enter into certain transactions with our affiliates; and

     · designate our subsidiaries as unrestricted subsidiaries.

     The Interim Loan Agreement also contains certain customary affirmative covenants and certain customary events of default, including, without limitation, a failure to pay principal, interest or other amounts, violation of covenants, including the obligation to issue senior exchange notes, cross-acceleration, the entry of a material judgment, bankruptcy or insolvency events or the invalidity of a guarantee. The events of default may allow for certain grace periods and materiality limitations.

3.  Entry into Secured Real Estate Loans

     On January 28, 2008, each of Harrah’s Las Vegas Propco, LLC, Harrah’s Atlantic City Propco, LLC, Tahoe Propco, LLC, Rio Propco, LLC, Flamingo Las Vegas Propco, LLC, and Showboat Atlantic City Propco, LLC, and certain of their direct and indirect parent companies named as borrowers therein (collectively, the “CMBS Borrowers”), each a wholly owned indirect subsidiary of Harrah’s, entered into a mortgage or mezzanine loan agreement (each such agreement, a “CMBS Loan Agreement”) with JPMorgan Chase Bank, N.A. (the “CMBS Lender”), pursuant to which the CMBS Lender loaned the CMBS Borrowers an aggregate amount of $6,500 million (collectively, the “CMBS Loans”). The CMBS Loans are secured by the direct and indirect interests of the CMBS Borrowers in certain real property and related operating assets located in the United States (Harrah’s Las Vegas, Rio and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City and Showboat Atlantic City in Atlantic City, New Jersey; and Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe in Lake Tahoe, Nevada). The CMBS Loans have a weighted average interest rate of LIBOR plus 3.00%, subject to increase under certain circumstances specified therein, and each of the CMBS Loan Agreements has a five-year term. The real property owned by the CMBS Borrowers is leased to certain operating subsidiaries of Harrah’s (the “Operating Companies”) pursuant to agreements of lease entered into on January 28, 2008. Harrah’s has agreed to guarantee the obligations of the Operating Companies under these leases. In addition, Harrah’s also provided guarantees to the CMBS Lender in respect of certain customary recourse carve-outs and other contingencies, including with respect to environmental matters and in lieu of periodic deposits into a reserve account for the maintenance of furniture, fixtures and equipment located on the real property.

     The CMBS Loan Agreements contain covenants, including, among other things, restrictions on the ability of the CMBS Borrowers to incur additional indebtedness, create or permit liens on assets or engage in mergers or consolidations. In addition, these covenants restrict certain transfers of, and the creation of liens on, direct or indirect interests in the CMBS Borrowers except in specified circumstances.

     Also, the CMBS Borrowers have agreed to use their reasonable best efforts to swap certain assets securing the CMBS Loans, Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets, for certain assets owned by Harrah's Operating, or its subsidiaries, Paris Las Vegas and Harrah’s Laughlin and their related operating assets. If the swap is consummated, the entities that own and operate Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City will become subsidiaries of Harrah’s Operating, and therefore subject to the Senior Secured Credit Facilities and the Senior Unsecured Interim Loan Agreement described above.

4.   Stockholders’ Agreement

     On January 28, 2008, the Company, the Sponsors, certain affiliates of the Sponsors and certain co-investment entities entered into a stockholders’ agreement (the “Stockholders’ Agreement”). The Stockholders’ Agreement contains agreements among the parties with respect to certain governance matters, including the election of the directors of the Company, restrictions on the issuance or transfer of shares (including tag-along and drag-along rights), registration rights with respect to the equity securities of the Company in the event of a future registered public offering of equity securities of the Company and certain customary indemnification and contribution provisions.

5.   Sponsors Services Agreement

     On January 28, 2008, in connection with the Merger, the Company and the Sponsors entered into a Services Agreement (the “Services Agreement”) relating to the provision of certain financial and strategic advisory services and consulting services. Under the Services Agreement, the Company paid the Sponsors, at the closing of the Merger, a one-time transaction fee of $200 million for structuring the Merger, and will pay an annual fee for  the Sponsors' management services and advice equal to the greater of $30 million and 1% of the Company’s earnings before interest, taxes, depreciation and amortization. Also, under the Services Agreement, the Sponsors have the right to act, in return for additional fees based on a percentage of the gross transaction value, as the Company’s financial advisor or investment banker for any merger, acquisition, disposition, financing or similar transaction if the Company decides it needs to engage someone to fill such a role. The Services Agreement includes customary exculpation and indemnification provisions in favor of  the Sponsors and their affiliates.

6.   Management Investor Rights Agreement

     The Non-Voting Stock held by employees of the Company and their permitted transferees (the “management stockholders”) are subject to a Management Investor Rights Agreement (the “MIRA”) that governs certain aspects of the Company’s relationship with its management stockholders. Among other things, the MIRA:

     · restricts the ability of management stockholders to transfer shares of Non-Voting Stock, with certain exceptions, prior to a qualified public offering;

· allows the Company’s controlling stockholders to require management stockholders to participate in sale transactions in which the controlling stockholders sell more than 40% of their shares of Non-Voting Stock;

     · allows management stockholders to participate in sale transactions in which the controlling stockholders sell shares of Non-Voting Stock, subject to certain exceptions;

· allows management stockholders below the level of senior vice president to require the Company to repurchase shares of Non-Voting Stock acquired pursuant to the investment program in the event  that such employee experiences an economic hardship prior to an initial public offering, subject to annual limits on the Company’s repurchase obligations;

· provides preemptive rights to a select group of management stockholders;

· allows management stockholders to require the Company to repurchase shares of Non-Voting Stock acquired pursuant to the Investment Program upon termination of employment without cause or for good reason; and

· allows the Company to repurchase, subject to applicable laws, all or any portion of the Company’s Non-Voting Stock held by management stockholders upon the termination of their employment with the Company or its affiliates, in certain circumstances.

     In general, the key provisions of the MIRA will terminate upon the occurrence of a qualified initial public offering of the Company’s common stock.

7.  Employment Arrangements

     The information set forth in Sections 3 and 4 of Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 1.02 Termination of Material Definitive Agreement

1.  Third Amended and Restated Credit Agreement

     On January 28, 2008, pursuant to the completion of the Merger, the Company terminated the Third Amended and Restated Credit Agreement dated April 25, 2006, as amended September 29, 2006 (the “Credit Agreement”), among the Company, as Guarantor, Harrah’s Operating Company, Inc., and each of the Restricted Subsidiaries that was a borrower pursuant to the Credit Agreement, as Borrowers, Bank of America, N.A., and each other lender party to the Credit Agreement, as Lenders, Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., JPMorgan Chase Bank, Wells Fargo Bank, N.A. and The Royal Bank of

Scotland, PLC as Co-Documentation Agents and Bank of America, N.A. as Administrative Agent.

     The Credit Agreement provided for up to $5.0 billion in borrowings, maturing on April 25, 2011, and bore interest based on the Company’s debt rating and leverage ratio. As of January 28, 2008, the aggregate outstanding principal amount of loans under the Credit Agreement was $4,670,800,000. Early termination of the Credit Agreement did not trigger any early termination fees, and required repayment of $4,675,402,567 in respect of principal, accrued interest and other fees.

2.   Additional Credit Agreement

     On January 28, 2008, pursuant to the completion of the Merger, the Company terminated the Additional Credit Agreement dated February 14, 2007 (the “Additional Credit Agreement”), among the Company, as Guarantor, Harrah’s Operating Company, Inc., and each of the Restricted Subsidiaries that was a borrower pursuant to the Additional Credit Agreement, as Borrowers, each lender party to the Additional Credit Agreement, as Lenders, Citigroup Global Markets, Inc., Credit Suisse, Caymans Islands Branch, JPMorgan Chase Bank, N.A. and Merrill Lynch Pierce Fenner & Smith Incorporated, as Co-Documentation Agents, Deutsche Bank AG New York Branch, as Syndication Agent, Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC and Deutsche Bank Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

     The Additional Credit Agreement provided for a term loan of $1.125 billion and revolving advances of $1.125 billion, for an aggregate principal amount of $2.25 billion, maturing on February 14, 2010. As of January 28, 2008, the aggregate outstanding principal amount of loans under the Additional Credit Agreement was $1,125,000,000. Early termination of the Credit Agreement did not trigger any early termination fees, and required repayment of $1,126,252,588 in respect of principal, accrued interest and other fees.

3.   Issuer and Paying Agency Agreement and Commercial Paper Dealer Agreements

     On January 28, 2008, pursuant to the completion of the Merger, the Company terminated the Issuing and Paying Agent Agreement dated May 19, 2000 (the “Paying Agent Agreement”), between the Company, as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Bank One, National Association, as issuing and paying agent, the Commercial Paper Dealer Agreement dated May 3, 2000 (the “Credit Suisse Dealer Agreement”), among the Company, as Guarantor, Harrah’s Operating Company, Inc., as Issuer and Credit Suisse First Boston Corporation, as Dealer and the Commercial Paper Dealer Agreement dated May 3, 2000 (the “Banc of America Dealer Agreement,” and, together with the Credit Suisse Dealer Agreement, the “Dealer Agreements”), among the Company, as Guarantor, Harrah’s Operating Company, Inc., as Issuer and Banc of America Securities LLC, as Dealer. The Paying Agent Agreement and the Dealer Agreements provided for the issuance and sale by the Issuer of short-term commercial paper promissory notes through the Dealers; as of January 28, 2008, there were no outstanding borrowings under the Paying Agent Agreement and the Dealer Agreements.

4.   Termination of Equity Incentive Plans

     On January 28, 2008, the Company’s equity incentive plans were terminated.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

     The information set forth above under the heading “Introductory Note” of this Form 8-K is incorporated herein by reference. On January 28, 2008, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

     The information set forth in Sections 1, 2 and 3 under Item 1.01 above is incorporated by reference to this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On January 28, 2008, pursuant to the terms of the Merger Agreement, Hamlet Holdings completed the acquisition of the Company through the merger of Merger Sub with and into the Company. As a result of the Merger, the issued and outstanding shares of Non-Voting Stock of Harrah’s are owned by entities affiliated with the Sponsors (together with certain co-investors and members of management) and the voting stock of Harrah’s is owned by Hamlet Holdings LLC, which is controlled by individuals affiliated with the Sponsors.

     In connection with the closing of the Merger, the Company notified the New York Stock Exchange, the Chicago Stock Exchange and the Philadelphia Stock Exchange that, effective as of January 28, 2008, each of its shares of common stock (“Common Stock”) would be canceled and converted into the right to receive $90.00, without interest. Accordingly, the Company requested that the Company’s Common Stock be delisted and cease to trade at the close of business on January 28, 2008 and that the New York Stock Exchange, the Chicago Stock Exchange and the Philadelphia Stock Exchange, respectively, submit to the U.S. Securities and Exchange Commission the Notifications of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to report that the Common Stock is no longer listed on the New York Stock Exchange, the Chicago Stock Exchange and the Philadelphia Stock Exchange, respectively.

     The New York Stock Exchange filed a Form 25 on January 29, 2008.

Item 3.03 Material Modification to Rights of Security Holders

     In the Merger, all shares of Common Stock, other than any dissenting shares, shares held by Hamlet Holdings, Merger Sub, Harrah’s or any of their respective subsidiaries and treasury shares, were cancelled and converted into the right to receive $90.00 per share, without interest and less any required withholding taxes.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

     On January 28, 2008, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Harrah’s, with Harrah’s being the surviving corporation in the Merger. In the Merger, all Common Stock, other than any dissenting shares, shares held by Hamlet Holdings, Merger Sub, Harrah’s or any of their respective subsidiaries and treasury shares, were cancelled and converted into the right to receive $90.00 per share, without interest and less any required withholding taxes. As a result of the Merger, the issued and outstanding shares of Non-Voting Stock of Harrah’s are owned by entities affiliated with the Sponsors (together with certain co-investors and members of management) and the voting stock of Harrah’s is owned by Hamlet Holdings LLC, which is controlled by individuals affiliated with the Sponsors. The aggregate purchase price paid for all of the equity securities of the Company was approximately $17.248 -billion, which purchase price was funded by equity financing from Parent and Merger Sub and certain members of management and by the new credit facilities and loans described in Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

1.  Departure of Directors or Principal Officers

     In connection with the Merger, each of Barbara T. Alexander, Charles L. Atwood, Frank J. Biondi, Jr., Stephen F. Bollenbach, Ralph Horn, R. Brad Martin, Gary G. Michael, Robert G. Miller, Boake A. Sells and Christopher J. Williams voluntarily resigned from the board of directors of Harrah’s effective January 28, 2008.

2.   Election of Directors; Committees

     As a result of the Merger, eight new directors became members of Harrah’s board of directors: Jeffrey Benjamin, David Bonderman, Anthony Civale, Jonathan Coslet, Kelvin Davis, Karl Peterson, Eric Press and Marc Rowan. Gary W. Loveman remains a director and chairman of the board of Harrah’s. Messrs. Davis, Loveman and Rowan were appointed to serve on the Executive Committee.

     As a result of their respective positions with the Sponsors, one or more of the directors may be deemed to have an indirect material interest in the Services Agreement, which was entered into by the Company on January 28, 2008, and the information set forth in Section 4 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

3.   Gary W. Loveman Employment Agreement

     On January 28, 2008, the Company entered into an employment agreement (the “Employment Agreement”) with Gary W. Loveman (“Executive”),with a term of five years, subject to automatic renewal. The Employment Agreement supersedes any pre-existing employment and severance agreements between the Company and Executive. The material terms of the Employment Agreement are set forth below:

     Compensation and Benefits

     Pursuant to the Employment Agreement, Executive will continue as Chief Executive Officer and President of the Company at his current base salary of $2,000,000 per year, with a target bonus opportunity equal to 150% of his base salary. The Company will also provide Executive with continued perquisites similar to those it currently provides him, including use of Company and charter aircraft for security purposes, security arrangements and accommodations in Las Vegas, Nevada, while Executive is in Las Vegas performing his normal duties. .

     Equity Matters

     The Company intends to establish a stock option plan with respect to shares of non-voting common stock of the Company equal to a minimum of 8.64% of the fully diluted shares of non-voting common stock of the Company immediately after consummation of the Merger, and Executive shall be entitled to awards under the plan.

         Termination without Cause or for Good Reason

     Upon a termination without Cause by the Company or by Executive for Good Reason (as defined in the agreement) prior to a change in control of the Company, Executive will be entitled to a cash severance payment in an amount equal to two times the sum of his then-current base salary and target bonus, payable during the 24-month period following such termination.

     Upon a termination without Cause (as defined in the agreement) by the Company or by Executive for Good Reason in connection with or following a change in control of the Company, Executive will be entitled to a cash severance payment in an amount equal to three times the sum of his then-current base salary and target bonus, payable in a lump sum.

     Restrictive Covenants

     Executive has agreed not to (i) compete with the Company, (ii) solicit or hire certain Company employees or (iii) communicate with employees, customers or suppliers of the Company in a manner that is detrimental to the Company during the term of the Employment Agreement and during the two-year period following the termination of Executive’s employment. In addition, Executive is subject to ongoing confidentiality obligations with respect to Company matters.

4.   Gary W. Loveman Stock Option Rollover Agreement

     On January 27, 2008, Mr. Loveman and the Company entered into a stock option rollover agreement (the “Rollover Agreement”) that provides for the conversion of options to purchase shares of the Company prior to the Merger into options to purchase shares of the Company following the Merger (the “Rollover Option”) with such conversion preserving the intrinsic “spread value” of the converted option. The Rollover Option is immediately exercisable with respect to 133,333 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The Rollover Option expires on June 17, 2012.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

     In connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended, effective as of the effective time of the Merger, and a certificate of designation for non-voting perpetual preferred stock was adopted. Copies of the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company and the Certificate of Designation for Non-Voting Perpetual Preferred Stock are attached hereto as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

           (d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Harrah’s Entertainment, Inc.
3.2	Amended and Restated By-laws of Harrah’s Entertainment, Inc.
3.3	Certificate of Designation for Non-Voting Perpetual Preferred Stock
99.1	Press Release Announcing the Completion of the Merger, issued January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: January 31, 2008	By: /s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Harrah’s Entertainment, Inc.
3.2	Amended and Restated By-laws of Harrah’s Entertainment, Inc.
3.3	Certificate of Designation for Non-Voting Perpetual Preferred Stock
99.1	Press Release Announcing Completion of the Merger, issued January 28, 2008